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                                 UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                            SCHEDULE 14A INFORMATION

          Proxy Statement Pursuant to Section 14(a) of the Securities
                              Exchange Act of 1934

    Filed by the Registrants  /X/

    Filed by a Party other than the Registrant  / /

    Check the appropriate box:

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    / /  Preliminary Proxy Statement              / /  CONFIDENTIAL, FOR USE OF THE
                                                       COMMISSION ONLY (AS PERMITTED BY
                                                       RULE 14a-6(e)(2))
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    / /  Definitive Proxy Statement

    /X/  Definitive Additional Materials

    / /  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                                Joint filing by:

                 Provident Companies, Inc. and UNUM Corporation
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             (Name of Each Registrant as Specified in Its Charter)

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   (Name of Person(s) Filing Proxy Statement, if other than the Registrants)

Payment of Filing Fee (Check the appropriate box):

/X/  No fee required

/ /  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

    (1)  Title of each class of securities to which transaction applies:

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    (2)  Aggregate number of securities to which transaction applies:

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    (3)  Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

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    (4)  Proposed maximum aggregate value of transaction:

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    (5)  Total fee paid:

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/ /  Fee paid previously with preliminary materials.

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.
    (1)  Amount Previously Paid:________________________________________________
    (2)  Form, Schedule or Registration Statement no.:__________________________
    (3)  Filing Party:__________________________________________________________
    (4)  Date Filed:____________________________________________________________

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       [UNUM Logo]                                [Provident Logo]

Contacts: UNUM Corporation                    Provident Companies, Inc.
            Media:                              Media & Analysts:
            Catharine Hartnett                  Thomas A.H. White
            (207) 770-4361                      (423) 755-8996

            Analysts:
            Kent W. Mohnkern
            (207) 770-4392

                 UNUM CORPORATION AND PROVIDENT COMPANIES, INC.
                         ANNOUNCE DATE FOR MEETINGS OF
                         SHAREHOLDERS TO APPROVE MERGER

Portland, Maine and Chattanooga, Tenn. - June 2, 1999 - UNUM Corporation (NYSE:
UNM) and Provident Companies, Inc. (NYSE: PVT) today announced that the meetings of shareholders to consider the proposed merger creating UNUMProvident will be held on June 30, 1999. The UNUM meeting will be held in South Portland, ME at the Portland Marriott at 8:30 AM. The Provident meeting, which will also serve as its annual shareholders meeting, will be held at the company's home office building in Chattanooga, TN at 8:30 AM. The record date for both meetings is May 10, 1999.

The Registration Statement containing the joint proxy statement related to the transaction has been declared effective by the Securities and Exchange Commission, and each company expects to mail proxy materials to its shareholders today. The proxy materials contain additional information about the terms of the merger.

The companies also disclosed that management has proposed and the Boards of Directors have approved, that effective with the merger, Provident Chairman, President and Chief Executive Officer J. Harold Chandler's responsibilities in the new operating structure will include management of all operating and staff areas.
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In that role, Chandler will serve as President and Chief Operating Officer of
UNUMProvident and will report to UNUM Chairman and Chief Executive Officer James F. Orr, who will serve as UNUMProvident's executive Chairman and Chief Executive Officer. Coincident with this organizational decision, management recommended and the Boards approved that Chandler will assume the role of CEO on July 1, 2000. Orr will continue as the Chairman of the Board and of its Executive Committee.

"We agreed that a more efficient and effective organization designed to benefit our customers and shareholders will result from Harold's being directly responsible for all components of the business from `day one'," said Orr. Previously, the companies had announced proposed plans for Chandler to manage all domestic operational areas of the merged organization. "We have a tremendous opportunity to better serve our customers and provide valued financial protection to those who need it. By streamlining our management structure, we improve our ability to grow our combined enterprise."

Chandler added, "I look forward to working closely with Jim and our talented management team in building a strong UNUMProvident organization."

The companies also indicated that the parent company will be UNUMProvident Corporation, traded on the New York Stock Exchange under the symbol "UNM." Furthermore, based on preliminary research, the new company expects to market under the "UNUM" name together with Provident's existing tagline, "Protecting everything you work for."

UNUM and Provident initially announced the merger on November 23, 1998. Under the terms of the merger agreement, Provident shareholders will receive 0.73 shares of UNUMProvident in exchange for each Provident common share and UNUM shareholders will receive one share of UNUMProvident in exchange for each UNUM common share. The transaction, which is expected to close mid-year, is subject to clearance or approval by certain state and foreign regulators, approval by shareholders of both companies, and customary closing conditions. Insurance department hearings to consider the merger have been scheduled for June 14-16 by the Maine Bureau of Insurance and for June 21 by the South Carolina Department of Insurance. As announced last week, the Federal Trade Commission has accepted a Consent Agreement and granted early termination of the waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, allowing the two companies to proceed with the merger.

Based in Chattanooga, Provident, through its subsidiaries, is a leading provider of disability insurance and related products for individual and corporate customers. Provident has significant operations throughout the U.S. and Canada.

Based in Portland, UNUM, through its businesses, is the world leader in group disability insurance and ranks among the world's leading special risk insurers. UNUM's companies are leading providers of disability insurance in North America and the United Kingdom, as well as providers of other employee benefits, including group life insurance, long term care insurance and payroll-deducted voluntary benefits offered to employees at their worksites. UNUM has operations in the
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United States, Canada, the U.K., the Pacific Rim, Europe, Latin America and
Bermuda.

"Safe Harbor" Statement under the Private Securities Litigation Reform Act of 1995: Statements in this press release regarding the business of UNUM Corporation and Provident Companies, Inc., which are not historical facts are "forward-looking statements" that involves risks and uncertainties. For a discussion of such risks and uncertainties, which could cause actual results to differ materially from those contained in the forward-looking statements, see "Forward-Looking Information" in the UNUM Corporation Form 10-K/A and "Cautionary Statement Regarding Forward-Looking Statements" and "Risk Factors" in the Provident Companies, Inc. Form 10-K/A, in each case for the fiscal year ended December 31, 1998.


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